Photronics Confidential
$108
21
$ 87
Actual
Q3-FY06 Q2-FY06 Q4-FY06 Q1-FY06
Actual Actual Actual
$ 115 $119 $112 Grand Total
25 28 26 FPD Revenue
$ 90 $ 91 $ 86 IC Revenue
Semiconductor & Flat Panel Display Revenue
($ in millions)
Slide #1
Exhibit 99.2

Photronics Confidential Semiconductor & Flat Panel Display Revenue ($ in millions) Fiscal Year 2006 2005 2004 $455 $441 $396 Grand Total 100 79 36 FPD Revenue $355 $362 $360 IC Revenue Slide #2